Exhibit 99.1
FOR IMMEDIATE RELEASE
October 24, 2024

Darling Ingredients Inc. Reports Third Quarter 2024 Results

Third Quarter 2024
•Net income of $16.9 million, or $0.11 per GAAP diluted share
•Total net sales of $1.4 billion
•Combined adjusted EBITDA of $236.7 million
•Received $111.2 million in cash dividends from Diamond Green Diesel

IRVING, TEXAS - Darling Ingredients Inc. (NYSE: DAR) today reported net income of $16.9 million, or $0.11 per diluted share for the third quarter of 2024, compared to net income of $125.0 million, or $0.77 per diluted share, for the third quarter of 2023. The decrease in net income was primarily due to a sharp year-over-year decline in fat prices and lower earnings within Diamond Green Diesel (DGD). The company also reported total net sales of $1.4 billion for the third quarter of 2024, compared with total net sales of $1.6 billion for the same period a year ago, reflecting lower finished product pricing.

“During the third quarter, Darling Ingredients continued to navigate challenging markets. Even with these headwinds, our core ingredients cash flows and dividends from DGD allowed us to reduce debt by about $192 million,” said Randall C. Stuewe, Chairman and Chief Executive Officer. “The environment for 2025 is shaping up nicely. Our sustainable aviation fuel plant is in the process of commissioning, the evolving regulatory landscape is increasingly supportive of the use of waste fats and oils as feedstocks in renewable fuels, paving the way for greater growth and improved margins.”

For the nine months ended September 28, 2024, Darling Ingredients reported net sales of $4.3 billion, compared to net sales of $5.2 billion for the same period in 2023. Net income for the first nine months of 2024 was $177.0 million, or $1.10 per diluted share, as compared to net income of $563.2 million, or $3.47 per diluted share, for the first nine months of 2023.

DGD sold 316.6 million gallons of renewable diesel for the third quarter 2024 at an average of $0.25 per gallon EBITDA. Darling Ingredients received $111.2 million cash dividends from Diamond Green Diesel during the third quarter of 2024. Year-to-date 2024, DGD has sold 959.5 million gallons at an average of $0.48 per gallon EBITDA.

Combined adjusted EBITDA for the third quarter of 2024 was $236.7 million, compared to $334.3 million for the same period in 2023. On a year-to-date basis, combined adjusted EBITDA totaled $790.4 million, as compared to $1.26 billion for the same period in 2023.

As of September 28, 2024, Darling Ingredients had $114.8 million in cash and cash equivalents, and $1.0 billion available under its committed revolving credit agreement. Total debt outstanding as of September 28, 2024, was $4.25 billion. The projected leverage ratio as measured by the company’s bank covenant was 4.04x as of September 28, 2024. Capital expenditures were $67.4 million for the third quarter 2024, and $259.1 million for the first nine months ended September 28, 2024.

For the full fiscal year, Darling Ingredients expects earnings of $1.15 billion to $1.175 billion combined adjusted EBITDA. This reflects assumptions of steady raw material volumes, volatile global commodity markets and uncertain regulatory programs. The company anticipates improved performance in 2025 and will comment more broadly on the drivers during its earnings call.

Darling Ingredients Inc. and Subsidiaries
Consolidated Operating Results
For the Three and Nine Months Ended September 28, 2024 and September 30, 2023
(in thousands, except per share data, unaudited)

	Three Months Ended			Nine Months Ended
			$ Change			$ Change
	September 28,	September 30,	Favorable	September 28,	September 30,	Favorable
	2024	2023	(Unfavorable)	2024	2023	(Unfavorable)
Net sales to third parties	$1,157,075	$1,348,602	$(191,527)	$3,551,392	$4,233,769	$(682,377)
Net sales to related party - Diamond Green Diesel	264,816	276,602	(11,786)	746,090	940,228	(194,138)
Total net sales	1,421,891	1,625,204	(203,313)	4,297,482	5,173,997	(876,515)
Costs and expenses:
Cost of sales and operating expenses (excludes depreciation and amortization, shown separately below)	1,108,319	1,238,733	130,414	3,353,406	3,965,408	612,002
(Gain)/loss on sale of assets	251	929	678	(101)	861	962
Selling, general and administrative expenses	115,717	137,697	21,980	384,591	409,914	25,323
Restructuring and asset impairment charges	—	—	—	—	5,420	5,420
Acquisition and integration costs	218	3,430	3,212	5,402	12,158	6,756
Change in fair value of contingent consideration	16,156	(5,559)	(21,715)	(42,215)	(13,058)	29,157
Depreciation and amortization	123,553	125,994	2,441	375,667	364,086	(11,581)
Total costs and expenses	1,364,214	1,501,224	137,010	4,076,750	4,744,789	668,039
Equity in net income of Diamond Green Diesel	2,430	54,389	(51,959)	125,046	361,690	(236,644)
Operating income	60,107	178,369	(118,262)	345,778	790,898	(445,120)
Other expense:
Interest expense	(66,846)	(70,278)	3,432	(198,947)	(190,770)	(8,177)
Foreign currency gain/(loss)	(134)	845	(979)	515	8,339	(7,824)
Other income, net	4,735	2,247	2,488	12,823	13,485	(662)
Total other expense	(62,245)	(67,186)	4,941	(185,609)	(168,946)	(16,663)
Equity in net income of other unconsolidated subsidiaries	3,782	1,534	2,248	9,109	3,503	5,606
Income from operations before income taxes	1,644	112,717	(111,073)	169,278	625,455	(456,177)
Income tax expense/(benefit)	(17,471)	(15,364)	2,107	(12,790)	52,322	65,112
Net income	19,115	128,081	(108,966)	182,068	573,133	(391,065)
Net income attributable to noncontrolling interests	(2,166)	(3,055)	889	(5,096)	(9,923)	4,827
Net income attributable to Darling	$16,949	$125,026	$(108,077)	$176,972	$563,210	$(386,238)

Basic income per share:	$0.11	$0.78	$(0.67)	$1.11	$3.52	$(2.41)
Diluted income per share:	$0.11	$0.77	$(0.66)	$1.10	$3.47	$(2.37)

Number of diluted common shares:	160,991	162,425		161,534	162,537

Segment Financial Tables (in thousands, unaudited)

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended September 28, 2024
Total net sales	$927,457	$357,292	$137,142	$—	$1,421,891
Cost of sales and operating expenses	727,642	271,861	108,816	—	1,108,319
Gross margin	199,815	85,431	28,326	—	313,572

Loss (gain) on sale of assets	204	49	(2)	—	251
Selling, general and administrative expenses	67,445	28,351	7,757	12,164	115,717
Acquisition and integration costs	—	—	—	218	218
Change in fair value of contingent consideration	16,156	—	—	—	16,156
Depreciation and amortization	85,480	26,743	9,297	2,033	123,553
Equity in net income of Diamond Green Diesel	—	—	2,430	—	2,430
Segment operating income/(loss)	$30,530	$30,288	$13,704	$(14,415)	$60,107
Equity in net income of other unconsolidated subsidiaries	3,782	—	—	—	3,782
Segment income/(loss)	$34,312	$30,288	$13,704	$(14,415)	$63,889

Segment EBITDA (Non-GAAP)	$132,166	$57,031	$20,571	$(12,164)	$197,604
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	39,085	—	39,085
Combined Adjusted EBITDA (Non-GAAP)	$132,166	$57,031	$59,656	$(12,164)	$236,689

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Three Months Ended September 30, 2023
Total net sales	$1,047,796	$455,744	$121,664	$—	$1,625,204
Cost of sales and operating expenses	804,312	338,208	96,213	—	1,238,733
Gross margin	243,484	117,536	25,451	—	386,471

Loss (gain) on sale of assets	833	117	(21)	—	929
Selling, general and administrative expenses	80,985	31,463	5,666	19,583	137,697
Acquisition and integration costs	—	—	—	3,430	3,430
Change in fair value of contingent consideration	(5,559)	—	—	—	(5,559)
Depreciation and amortization	88,954	25,418	9,026	2,596	125,994
Equity in net income of Diamond Green Diesel	—	—	54,389	—	54,389
Segment operating income/(loss)	$78,271	$60,538	$65,169	$(25,609)	$178,369
Equity in net income of other unconsolidated subsidiaries	1,534	—	—	—	1,534
Segment income/(loss)	$79,805	$60,538	$65,169	$(25,609)	$179,903

Segment EBITDA (Non-GAAP)	$161,666	$85,956	$19,806	$(19,583)	$247,845
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	86,450	—	86,450
Combined Adjusted EBITDA (Non-GAAP)	$161,666	$85,956	$106,256	$(19,583)	$334,295

Segment EBITDA consists of segment income (loss), less equity in net income from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, acquisition and integration costs, restructuring and asset impairment charges, change in fair value of contingent consideration, plus Darling’s share of DGD Adjusted EBITDA.

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Nine Months Ended September 28, 2024
Total net sales	$2,751,452	$1,127,415	$418,615	$—	$4,297,482
Cost of sales and operating expenses	2,171,282	846,766	335,358	—	3,353,406
Gross margin	580,170	280,649	83,257	—	944,076

Loss (gain) on sale of assets	541	(208)	(434)	—	(101)
Selling, general and administrative expenses	218,598	88,939	24,911	52,143	384,591
Acquisition and integration costs	—	—	—	5,402	5,402
Change in fair value of contingent consideration	(42,215)	—	—	—	(42,215)
Depreciation and amortization	259,493	82,983	26,687	6,504	375,667
Equity in net income of Diamond Green Diesel	—	—	125,046	—	125,046
Segment operating income/(loss)	$143,753	$108,935	$157,139	$(64,049)	$345,778
Equity in net income of other unconsolidated subsidiaries	9,109	—	—	—	9,109
Segment income/(loss)	$152,862	$108,935	$157,139	$(64,049)	$354,887

Segment EBITDA (Non-GAAP)	$361,031	$191,918	$58,780	$(52,143)	$559,586
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	230,787	—	230,787
Combined Adjusted EBITDA (Non-GAAP)	$361,031	$191,918	$289,567	$(52,143)	$790,373

	Feed Ingredients	Food Ingredients	Fuel Ingredients	Corporate	Total
Nine Months Ended September 30, 2023
Total net sales	$3,426,950	$1,328,229	$418,818	$—	$5,173,997
Cost of sales and operating expenses	2,630,797	999,418	335,193	—	3,965,408
Gross margin	796,153	328,811	83,625	—	1,208,589

Loss/(gain) on sale of assets	813	99	(51)	—	861
Selling, general and administrative expenses	233,082	98,269	16,829	61,734	409,914
Restructuring and asset impairment charges	92	5,328	—	—	5,420
Acquisition and integration costs	—	—	—	12,158	12,158
Change in fair value of contingent consideration	(13,058)	—	—	—	(13,058)
Depreciation and amortization	261,849	68,336	25,986	7,915	364,086
Equity in net income of Diamond Green Diesel	—	—	361,690	—	361,690
Segment operating income/(loss)	$313,375	$156,779	$402,551	$(81,807)	$790,898
Equity in net income of other unconsolidated subsidiaries	3,503	—	—	—	3,503
Segment income/(loss)	$316,878	$156,779	$402,551	$(81,807)	$794,401

Segment EBITDA (Non-GAAP)	$562,258	$230,443	$66,847	$(61,734)	$797,814
DGD Adjusted EBITDA (Darling's Share) (Non-GAAP)	—	—	463,171	—	463,171
Combined Adjusted EBITDA (Non-GAAP)	$562,258	$230,443	$530,018	$(61,734)	$1,260,985

Segment EBITDA consists of segment income (loss), less equity in net income from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, acquisition and integration costs, restructuring and asset impairment charges, change in fair value of contingent consideration, plus Darling’s share of DGD Adjusted EBITDA.

Darling Ingredients Inc. and Subsidiaries
Balance Sheet Disclosures
As of September 28, 2024 and December 30, 2023
(in thousands)

	(unaudited)
	September 28,	December 30,
	2024	2023
Cash and cash equivalents	$114,778	$126,502
Property, plant and equipment, net	$2,856,229	$2,935,185
Current portion of long-term debt	$114,326	$60,703
Long-term debt, net of current portion	$4,131,891	$4,366,370

Other Financial Data
As of September 28, 2024
	(unaudited)
	September 28,
	2024
Revolver availability	$1,008,322
Capital expenditures - YTD	$259,133
Projected Leverage Ratio	4.04x

Diamond Green Diesel Joint Venture
Operating Financial Results
For the Three and Nine Months Ended September 30, 2024 and September 30, 2023
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended
			$ Change			$ Change
	September 30,	September 30,	Favorable	September 30,	September 30,	Favorable
	2024	2023	(Unfavorable)	2024	2023	(Unfavorable)
Revenues:
Operating revenues	$1,224,679	$1,430,666	$(205,987)	$3,819,870	$5,356,827	$(1,536,957)
Expenses:
Total costs and expenses less lower of cost or market inventory valuation adjustment and depreciation, amortization and accretion expense	1,126,200	1,257,766	131,566	3,300,483	4,430,485	1,130,002
Lower of cost or market (LCM) inventory valuation adjustment	20,310	—	(20,310)	57,814	—	(57,814)
Depreciation, amortization and accretion expense	68,303	55,118	(13,185)	195,503	172,040	(23,463)
Total costs and expenses	1,214,813	1,312,884	98,071	3,553,800	4,602,525	1,048,725
Operating income	9,866	117,782	(107,916)	266,070	754,302	(488,232)
Other income	5,058	2,701	2,357	14,336	6,863	7,473
Interest and debt expense, net	(10,093)	(11,705)	1,612	(30,372)	(37,785)	7,413
Income before income tax expense	4,831	108,778	(103,947)	250,034	723,380	(473,346)
Income tax benefit	$(29)	$—	29	$(58)	$—	58
Net income	$4,860	$108,778	$(103,918)	$250,092	$723,380	$(473,288)

Diamond Green Diesel Joint Venture
Consolidated Balance Sheets
September 30, 2024 and December 31, 2023
(in thousands)

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets:
Cash	$195,666	$236,794
Total other current assets	1,472,709	1,640,636
Property, plant and equipment, net	3,886,783	3,838,800
Other assets	104,317	89,697
Total assets	$5,659,475	$5,805,927

Liabilities and members' equity:
Revolver	$—	$250,000
Total other current portion of long term debt	29,496	28,639
Total other current liabilities	384,496	417,918
Total long term debt	714,783	737,097
Total other long term liabilities	17,043	16,996
Total members' equity	4,513,657	4,355,277
Total liabilities and members' equity	$5,659,475	$5,805,927

Darling Ingredients Inc. reports Adjusted EBITDA results, which is a Non-GAAP financial measure, as a compliment to results provided in accordance with generally accepted accounting principles (GAAP) (for additional information, see “Use of Non-GAAP Financial Measures” included later in this media release). The Company believes that Adjusted EBITDA provides additional useful information to investors. Adjusted EBITDA, as the Company uses the term, is calculated below:

Reconciliation of Net Income to (Non-GAAP) Adjusted EBITDA and (Non-GAAP) Pro forma
Adjusted EBITDA to Foreign Currency
For the Three and Nine Months Ended September 28, 2024 and September 30, 2023
(in thousands, unaudited)

	Three Months Ended			Nine Months Ended

Adjusted EBITDA	September 28,		September 30,	September 28,		September 30,
(U.S. dollars in thousands)	2024		2023	2024		2023

Net income attributable to Darling	16,949		125,026	176,972		563,210
Depreciation and amortization	123,553		125,994	375,667		364,086
Interest expense	66,846		70,278	198,947		190,770
Income tax expense (benefit)	(17,471)		(15,364)	(12,790)		52,322
Restructuring and asset impairment charges	—		—	—		5,420
Acquisition and integration costs	218		3,430	5,402		12,158
Change in fair value of contingent consideration	16,156		(5,559)	(42,215)		(13,058)
Foreign currency loss/(gain)	134		(845)	(515)		(8,339)
Other income, net	(4,735)		(2,247)	(12,823)		(13,485)
Equity in net income of Diamond Green Diesel	(2,430)		(54,389)	(125,046)		(361,690)
Equity in net income of other unconsolidated subsidiaries	(3,782)		(1,534)	(9,109)		(3,503)
Net income attributable to noncontrolling interests	2,166		3,055	5,096		9,923
Adjusted EBITDA (Non-GAAP)	$197,604		$247,845	$559,586		$797,814
Foreign currency exchange impact	(601)	(1)	—	(76)	(2)	—
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$197,003		$247,845	$559,510		$797,814
DGD Joint Venture Adjusted EBITDA (Darling's share) (Non-GAAP)	$39,085		$86,450	$230,787		$463,171
Combined Adjusted EBITDA (Non-GAAP)	$236,689		$334,295	$790,373		$1,260,985

(1) The average rates for the three months ended September 28, 2024 were €1.00:$1.10, R$1.00:$0.18 and C$1.00:$0.73 as compared to the average rate for the three months ended September 30, 2023 of €1.00:$1.09, R$1.00:$0.21 and C$1.00:$0.75, respectively.
(2) The average rates for the nine months ended September 28, 2024 were €1.00:$1.09, R$1.00:$0.19 and C$1.00:$0.74 as compared to the average rate for the nine months ended September 30, 2023 of €1.00:$1.08, R$1.00:$0.20 and C$1.00:$0.74, respectively.

About Darling Ingredients
A pioneer in circularity, Darling Ingredients Inc. (NYSE: DAR) takes material from the animal agriculture and food industries, and transforms them into valuable ingredients that nourish people, feed animals and crops, and fuel the world with renewable energy. The company operates over 260 facilities in more than 15 countries and processes about 15% of the world’s animal agricultural by-products, produces about 30% of the world’s collagen (both gelatin and hydrolyzed collagen), and is one of the largest producers of renewable energy. To learn more, visit darlingii.com. Follow us on LinkedIn.

Darling Ingredients will host a conference call on Thursday, October 24, 2024, at 9 a.m. Eastern Time (8 a.m. Central Time) to discuss third quarter 2024 financial results, which will be released earlier that day, and provide an update on company operations. A presentation with accompanying supplemental financial data will also be available at darlingii.com/investors.

To access the call as a listener, please register for the audio-only webcast.

To join the call as a participant to ask a question, please register in advance to receive a confirmation email with the dial-in number and PIN for immediate access on October 24, 2024, or call 844-868-8847 (United States) or 412-317-6593 (International) and ask for "The Darling Ingredients Call” that day.

A replay of the call will be available online via the webcast registration link and via phone at 877-344-7529 (United States), 855-669-9658 (Canada) or 412-317-0088 (International) using reference passcode 2144325. The phone replay will be available two hours after the call concludes through October 31, 2024.

Use of Non-GAAP Financial Measures:

Segment EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to segment income (loss), as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to segment income (loss), but rather as a measure of the segment’s operating performance. Segment EBITDA consists of segment income (loss), less equity in net income from unconsolidated subsidiaries, less equity in net income of Diamond Green Diesel, plus depreciation and amortization, acquisition and integration costs, restructuring and asset impairment charges, change in fair value of contingent consideration, plus Darling’s share of DGD Adjusted EBITDA. Management believes that Segment EBITDA is useful in evaluating the segment’s operating performance because the calculation of Segment EBITDA generally eliminates non-cash and certain other items for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Since EBITDA (generally, net income plus interest expense, taxes, depreciation and amortization) is not calculated identically by all companies, the presentation in this report may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated above and represents for any relevant period, net income/(loss) plus depreciation and amortization, restructuring and asset impairment charges, acquisition and integration costs, change in fair value of contingent consideration, foreign currency loss/(gain), net income/(loss) attributable to non-controlling interests, interest expense, income tax provision, other income/(expense) and equity in net (income)/loss of unconsolidated subsidiaries. Management believes that Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.
The Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes that were outstanding at September 28, 2024. However, the amounts shown above for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities, 6% Notes, 5.25% Notes and 3.625% Notes, as those definitions permit further adjustments to reflect certain other nonrecurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization.

Pro forma Adjusted EBITDA to Foreign Currency is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company's operating performance. Management believes Pro forma Adjusted EBITDA to Foreign Currency is useful in evaluating the Company’s operating performance on a constant currency basis and also believes this information is useful to investors.

DGD Joint Venture Adjusted EBITDA (Darling's share) is not reflected in the Adjusted EBITDA or the Pro forma Adjusted EBITDA to Foreign Currency. DGD Joint Venture Adjusted EBITDA (Darling’s share) is not a recognized accounting measure under GAAP; it should not be considered as an alternative to net income or equity in net income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. The Company calculates DGD Joint Venture Adjusted EBITDA (Darling’s share) by taking DGD’s operating income plus DGD’s depreciation, amortization and accretion expense and then multiplying by 50% to get Darling’s share of DGD’s EBITDA. Management believes that DGD Joint Venture Adjusted EBITDA (Darling’s share) is useful in evaluating the Company's operating performance because the calculation of DGD Joint Venture Adjusted EBITDA (Darling’s share) generally eliminates non-cash and certain other items at DGD unrelated to overall operating performance and also believes this information is useful to investors.

Combined Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity. It is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Combined

Adjusted EBITDA consists of Adjusted EBITDA plus DGD Joint Venture Adjusted EBITDA (Darling’s share). Management believes that Combined Adjusted EBITDA is useful in evaluating the Company's operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes, non-cash and certain other items that may vary for different companies for reasons unrelated to overall operating performance and also believes this information is useful to investors.

Information reconciling forward-looking Combined Adjusted EBITDA to net income is unavailable to the Company without unreasonable effort. The Company is not able to provide reconciliations of Combined Adjusted EBITDA to net income because certain items required for such reconciliations are outside of the Company’s control and/or cannot be reasonably predicted, such as the impact of volatile commodity prices on the Company’s operations, impact of foreign currency exchange fluctuations, depreciation and amortization and the provision for income taxes. Preparation of such reconciliations for Darling Ingredients Inc. and the Company’s joint venture, Diamond Green Diesel, would require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP for each entity, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. The Company at times provides guidance for its Combined Adjusted EBITDA outlook that it believes will be achieved; however, it cannot accurately predict all the components of the Combined Adjusted EBITDA calculation.

EBITDA per gallon is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income or equity in income of Diamond Green Diesel, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity and is not intended to be a presentation in accordance with GAAP. EBITDA per gallon is presented here not as an alternative to net income or equity in income of Diamond Green Diesel, but rather as a measure of Diamond Green Diesel's operating performance. Since EBITDA per gallon (generally, net income plus interest expense, taxes, depreciation and amortization divided by total gallons sold) is not calculated identically by all companies, this presentation may not be comparable to EBITDA per gallon presentations disclosed by other companies. Management believes that EBITDA per gallon is useful in evaluating Diamond Green Diesel's operating performance compared to that of other companies in its industry because the calculation of EBITDA per gallon generally eliminates the effects of financing, income taxes and certain non-cash and other items presented on a per gallon basis that may vary for different companies for reasons unrelated to overall operating performance.

Cautionary Statements Regarding Forward-Looking Information:

This media release includes “forward-looking” statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. Statements that are not statements of historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “guidance,” “outlook,” “project,” “planned,” “contemplate,” “potential,” “possible,” “proposed,” “intend,” “believe,” “anticipate,” “expect,” “may,” “will,” “would,” “should,” “could,” and similar expressions are intended to identify forward-looking statements. All statements other than statements of historical facts included in this release are forward-looking statements. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. The Company cautions readers that any such forward-looking statements it makes are not guarantees of future performance and that actual results may differ materially from anticipated results or expectations expressed in its forward-looking statements as a result of a variety of factors, including many that are beyond the Company's control.

Important factors that could cause actual results to differ materially from the Company’s expectations include: existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; reduced demands or prices for biofuels, biogases or renewable electricity; global demands for grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand, reduced volume due to government regulations affecting animal production or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat, used cooking oil, protein or collagen (including, without limitation, collagen peptides and gelatin) finished product prices; changes to government policies around the world relating to renewable fuels and greenhouse gas (“GHG”) emissions that adversely affect prices, margins or markets (including for the DGD Joint Venture), including programs like the renewable fuel standards, low carbon fuel standards (“LCFS”), renewable fuel mandates and tax credits for biofuels, or loss or diminishment of tax credits due to failure to satisfy any eligibility requirements, including, without limitation, in relation to the blender tax credit or the Clean Fuels Production Credit (“CFPC”); climate related adverse results, including with respect to the Company’s climate goals, targets or commitments; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives or products which do not meet specifications, contract requirements or regulatory standards; the occurrence of 2009 H1N1 flu (initially known as “Swine Flu”), highly pathogenic strains of avian influenza (collectively known as “Bird Flu”), severe acute respiratory syndrome (“SARS”), bovine spongiform encephalopathy (or “BSE”), porcine epidemic diarrhea (“PED”) or other diseases associated with animal origin in the U.S. or elsewhere, such as the outbreak of African Swine Fever in China and elsewhere; the occurrence of pandemics, epidemics or disease outbreaks, such as the COVID-19 outbreak; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign (including, without limitation, China) regulations (including new or modified animal feed, Bird Flu, SARS, PED, BSE or ASF or similar or unanticipated regulations) affecting the industries in which the Company operates or its value added products; risks associated with the DGD Joint Venture, including possible unanticipated operating disruptions, a decline in margins on the products produced by the DGD Joint Venture and issues relating to the announced SAF upgrade project (including, without limitation, operational, mechanical, product quality, market based or other such issues); risks and uncertainties relating to international sales and operations, including imposition of tariffs, quotas, trade barriers and other trade protections by foreign countries; tax changes, such as global minimum tax measures, or issues related to guidance and/or regulations associated with biofuel policies, including CFPC; difficulties or a significant disruption (including, without limitation, due to cyber-attack) in the Company’s information systems, networks or the confidentiality, availability or integrity of our data or failure to implement new systems and software successfully; risks relating to possible third-party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere, including the Russia-Ukraine war and the Israeli-Palestinian conflict and other associated or emerging conflicts in the Middle East; uncertainty regarding the exit of the U.K. from the European Union; uncertainty regarding any administration changes in the U.S. or elsewhere around the world, including, without limitation, impacts to trade, tariffs and/or policies impacting the Company (such as biofuel policies and mandates); and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, inflation rates, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could cause actual results to vary materially from the forward-looking statements included in this report or negatively impact the Company’s results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. For more detailed discussion of these factors and other risks and uncertainties regarding the Company, its business and the industries in which it operates, see the Company’s filings with the SEC, including the Risk Factors discussion in Item 1A of Part I of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2023. The Company cautions readers that all forward-looking statements speak only as of the date made, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of changes in circumstances, new events or otherwise.
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Darling Ingredients Contacts
Investors:    Suann Guthrie
Senior VP, Investor Relations, Sustainability & Communications
(469) 214-8202; suann.guthrie@darlingii.com

Media:        Jillian Fleming
Director, Global Communications
(972) 541-7115; jillian.fleming@darlingii.com